EXHIBIT 99.1

News Release

Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1430 AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS TO PARTICIPATE

IN ROBERT W. BAIRD & CO. INDUSTRIAL CONFERENCE

ATLANTA, November 5, 2007 – Acuity Brands, Inc. (NYSE: AYI) today announced it will participate in the Robert W. Baird & Co. Industrial Conference being held in Chicago, Illinois, on November 6-7, 2007. Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, will present at the event, discussing recent business performance and other subjects of interest to investors. The presentation will take place on Wednesday, November 7, 2007, at 11:50 a.m. CT.

A live audio Webcast of the presentation will be available at http://www.wsw.com/webcast/rwbaird20/ayi or on the Company’s Web site at http://www.acuitybrands.com. This Webcast will be archived at this site for 90 days.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting. With fiscal year 2007 net sales of approximately $2.0 billion, Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and related services and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics®, Antique Street Lamps™, and Synergy Lighting Controls®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 7,000 associates and has operations throughout North America and in Europe and Asia.